UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTIONS 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 7, 2008

ENTEGRIS, INC.

(Exact name of registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

000-30789	41-1941551
(Commission File Number)	(I.R.S. Employer Identification No.)

3500 Lyman Boulevard, Chaska, MN	55318
(Address of principal executive offices)	(Zip Code)

(952) 556-3131

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) Not Applicable.

(b) On May 7, 2008, James E. Dauwalter, a director of Entegris, Inc. (the “Company”) from August of 1999 until May 7, 2008 and the non-executive Chairman of the Board of Directors of the Company since August 2005, retired as a director and as Chairman of the Board with immediate effect. Also effective May 7, 2008, Roger D. McDaniel, a director of the Company since 1999, was elected by the directors to the position of Chairman of the Board, to serve until the 2009 Annual Meeting of Directors.

(c) Not Applicable.

(d) Not Applicable.

(e) On May 7, 2008, the Company’s stockholders approved the amended and restated Entegris Incentive Plan (“EIP”) to effect the following changes: (i) to impose a maximum award limit of $1 million per individual; (ii) to require that the Management Development and Compensation Committee of the Company’s Board of Directors (“MD&CC”) certify that performance criteria with respect to any performance award under the EIP have been met before any payout of that award is made; and (iii) to include the following list of performance criteria from which the MD&CC may select for performance compensation awards:

Net income or improvement in net income;

Adjusted net income or improvement in adjusted net income;

Earnings per share or improvement in earnings per share;

Net sales growth or improvement in net sales growth;

Cash flow or a simplified cash flow metric;

Gross margin;

Earnings before interest and taxes,

EBITDA;

Stock price;

Return on assets or net assets;

Operating income or improvement in operating income;

Return on capital employed;

Return on assets or net assets,

Return on invested capital

Return on equity and return on adjusted equity;

Reductions in certain asset or cost categories; and

Comparisons with other peer companies or industry groups, indices or classifications with regard to one or more of the foregoing criteria (collectively the “Performance Criteria”).

In addition, on May 7, 2008, the Company’s stockholders approved amendments to the Entegris, Inc. 2001 Equity Incentive Plan (the “2001 Plan”) and the Entegris, Inc. 1999 Long Term Incentive and Stock Option Plan (the “1999 Plan”) to effect the following changes in each plan: (i) to impose a maximum award limit of 1 million shares per individual (1999 Plan only, the 2001 Plan already had this limitation); (ii) to require that the MD&CC certify that performance criteria with respect to any performance share award under the Amended 2001 Plan and the Amended 1999 Plan have been met before any payout of that award is made; and (iii) to include the Performance Criteria in each plan as a list of performance criteria from which the MD&CC may select for performance based equity awards.

The purpose of the above plan amendments to the EIP, the 2001 Plan and the 1999 Plan was to satisfy the requirements for performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code and related IRS regulations to preserve the deductibility of performance based compensation under those plans.

The shareholder approval of the foregoing amendments to the EIP, the 2001 Plan and the 1999 Plan, also satisfied a condition to which performance based awards for 2008 to the named executive officers were subject.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTEGRIS, INC.

Dated: May 9, 2008	By	/s/ Peter W. Walcott
Peter W. Walcott,
Senior Vice President & General Counsel